Filed Pursuant to Rule 433
                                                    Registration No.: 333-127620


                            GSAMP 2006-NC1 TERM SHEET
                            -------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

The registration statement referred to above (including the Prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://sec.gov/Archives/edgar/data/807641/000091412105002050/
0000914121-05-002050.txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

                                  $687,455,000
                                  (Approximate)
                                 GSAMP 2006-NC1
                     GS Mortgage Securities Corp., Depositor
                       Mortgage Pass-Through Certificates

Overview of the Offered Certificates
------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                        Approximate         Expected                             Estimated         Principal           Expected
                         Principal           Credit         Initial Pass-        Avg. Life          Payment          S&P/ Moody's
   Certificates        Balance(1)(4)        Support        Through Rate(5)        (yrs)(2)       Window(2)(3)         Ratings(6)
------------------------------------------------------------------------------------------------------------------------------------
A-1                    $315,913,000            19.10%        LIBOR + [ ]%           1.00         03/06 - 12/07        AAA / Aaa
A-2                    $228,233,000            19.10%        LIBOR + [ ]%           3.00         12/07 - 04/12        AAA / Aaa
A-3                     $43,131,000            19.10%        LIBOR + [ ]%           6.15         04/12 - 04/12        AAA / Aaa
M-1                     $23,592,000            15.85%        LIBOR + [ ]%           4.58         11/09 - 04/12        AA+ / Aa1
M-2                     $22,141,000            12.80%        LIBOR + [ ]%           4.47         08/09 - 04/12        AA+ / Aa2
M-3                     $13,067,000            11.00%        LIBOR + [ ]%           4.40         07/09 - 04/12         AA / Aa3
M-4                     $11,252,000             9.45%        LIBOR + [ ]%           4.36         06/09 - 04/12         AA / A1
M-5                     $10,889,000             7.95%        LIBOR + [ ]%           4.34         06/09 - 04/12         AA-/ A2
M-6                      $9,800,000             6.60%        LIBOR + [ ]%           4.31         05/09 - 04/12          A+/ A3
B-1                      $9,437,000             5.30%        LIBOR + [ ]%           4.30         04/09 - 04/12         A / Baa1
------------------------------------------------------------------------------------------------------------------------------------
Total                  $687,455,000
------------------------------------------------------------------------------------------------------------------------------------

Non-Offered Certificates
------------------------

------------------------------------------------------------------------------------------------------------------------------------
B-2                     $10,163,000             3.90%            [ ]%               N/A               N/A                N/A
B-3                      $6,533,000             3.00%            [ ]%               N/A               N/A                N/A
B-4                      $5,445,000             2.25%            [ ]%               N/A               N/A                N/A
B-5                      $7,259,000             1.25%            [ ]%               N/A               N/A                N/A
------------------------------------------------------------------------------------------------------------------------------------

(1) The principal balances of the Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Cut-off Date.

(2) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Clean-up Call on all Certificates.

(3) The last scheduled distribution date for the Certificates is the Distribution Date in February 2036.

(4) The initial aggregate principal balance of the Certificates will be subject to an upward or downward variance of no more than approximately 5%.

(5) See the "Structure of the Principal Certificates" section of this Term Sheet for more information on the pass-through rates of the Certificates.

(6) The ratings on the Certificates do not constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of interest on the Certificates other than Accrued Certificate Interest (as described in this term sheet) or the possibility that a holder of an Certificate might realize a lower than anticipated yield.

Selected Mortgage Pool Data((7))


-------------------------------------------------------------------------------------------------------------------------
                                                                   Adjustable Rate         Fixed Rate         Aggregate
-------------------------------------------------------------------------------------------------------------------------
Average Scheduled Principal Balance:                                $576,428,958          $149,500,792      $725,929,750
Number of Mortgage Loans                                                   2,378                   888             3,266
Average Scheduled Principal Balance                                     $242,401              $168,357          $222,269
Weighted Average Gross Coupon:                                            7.231%                7.399%            7.266%
Weighted Average Net Coupon(8):                                         6.728%                6.896%            6.762%
Weighted Average Current FICO Score:                                         638                   635               638
Weighted Average Original LTV Ratio:                                      74.65%                67.03%            73.08%
Weighted Average Combined LTV:                                            74.65%                70.73%            73.84%
Weighted Average Std. Remaining Term (months):                               357                   346               355
Weighted Average Seasoning (months):                                           3                     3                 3
Weighted Average Months to Roll(9):                                         28                   N/A                28
Weighted Average Gross Margin(9):                                        6.07%                    N/A            6.07%
Weighted Average Initial Rate Cap(9):                                    1.50%                    N/A            1.50%
Weighted Average Periodic Rate Cap(9):                                   1.50%                    N/A            1.50%
Weighted Average Gross Max. Lifetime Rate(9):                           14.23%                    N/A           14.23%
Weighted Average DTI%:                                                    41.43%                 39.77%           41.09%
Weighted Average % of Loans with MI:                                       0.00%                  0.00%            0.00%
-------------------------------------------------------------------------------------------------------------------------

(7) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Cut-off Date.

(8) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(9) Represents the weighted average of the adjustable rate mortgage loans in the mortgage pool.

Features of the Transaction

o The mortgage loans in the transaction consist of sub-prime fixed rate and adjustable rate, first and second lien residential mortgage loans (the "Mortgage Loans") originated or acquired by New Century ("New Century") and subsequently acquired by Credit-Based Asset Servicing and Securitization LLC ("C-BASS").

o Credit support for the certificates will be provided through a senior/subordinate structure, initial and target overcollateralization of 1.25%, and excess spread.

o     The Mortgage Loans will be serviced by Litton Loan Servicing LP
      ("Litton").

o None of the Mortgage Loans are (a) covered by the Home Ownership and Equity Protection Act of 1994, as amended, (b) classified as "high cost" loans under any other applicable state, federal or local law, or (c) secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.

o The transaction will be modeled on INTEX as "GSA06NC1" and on Bloomberg as "GSAMP 06-NC1".

o This transaction will contain a swap agreement with an initial swap notional amount of approximately $680,922,105. For the purposes of calculating the WAC Cap, the swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay an amount equal to a per annum rate of 5.10% (on a 30/360 basis) on the swap notional amount to the Swap Provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the swap notional amount from the Swap Provider.

o The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

Time Table

Expected Closing Date:             February 28, 2006

Cut-off Date:                      February 1, 2006

Expected Pricing Date:             Week of February 20, 2006

First Distribution Date:           March 27, 2006

Key Terms

Offered Certificates:                Class A, Class M, Class B-1 Certificates

Non-Offered Certificates:            Class B-2, Class B-3, Class B-4, Class B-5,
                                     Class R, Class RX, Class CE and Class P
                                     Certificates

Class A Certificates:                Class A-1, Class A-2 and Class A-3
                                     Certificates

Class M Certificates:                Class M-1, Class M-2, Class M-3, Class M-4,
                                     Class M-5 and Class M-6 Certificates

Class B Certificates:                Class B-1, Class B-2, Class B-3, Class B-4
                                     and Class B-5 Certificates

Residual Certificates:               Class R and Class RX

LIBOR Certificates:                  Class A, Class M, Class B-1

Fixed Rate Certificates:             Class B-2, Class B-3, Class B-4 and Class
                                     B-5 Certificates

Principal Certificates:              LIBOR Certificates and Fixed Rate
                                     Certificates

Depositor:                           GS Mortgage Securities Corp.

Sponsor:                             Credit-Based Asset Servicing and
                                     Securitization LLC

Lead Manager:                        Goldman, Sachs & Co.

Servicer:                            Litton Loan Servicing LP

Trustee:                             U.S. Bank, National Association

Custodian:                           Bank of New York

Swap Provider:                       TBD

Servicing Fee Rate:                  50 bps

Trustee Fee Rate:                    No more than 1 bp

Expense Fee Rate:                    The aggregate of the Servicing Fee Rate and
                                     the Trustee Fee Rate

Expense Fee:                         The aggregate of the servicing fee at the
                                     Servicing Fee Rate and trustee fee at the Trustee Fee Rate

Distribution Date:                   25th day of the month or the following
                                     business day

Record Date:                         For any Distribution Date, the last
                                     business day of the related Interest
                                     Accrual Period

Delay Days:                          0 day delay on the LIBOR Certificates

                                     24 day delay on the Fixed Rate Certificates

Prepayment Period:                   The calendar month prior to the
                                     Distribution Date

Due Period:                          The period commencing on the second day of
                                     the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution Date occurs.

Day Count:                           Actual/360 basis for the LIBOR Certificates
                                     30/360 basis for the Fixed Rate
                                     Certificates

Interest Accrual Period:             For the LIBOR Certificates from the prior
                                     Distribution Date to the day prior to the current Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date. For the Fixed Rate Certificates from and including the first day of the month prior to the month in which the current Distribution
                                     Date occurs to and including the last day of such month.

Pricing Prepayment Assumption:       Adjustable rate mortgage loans: CPR
                                     starting at 5% CPR in the first month of the mortgage loan (i.e. loan age) and increasing to 30% CPR in month 12 (an approximate 2.273% increase per month), remaining at 30% CPR for 12 months, then moving to 60% CPR for 3 months, and then remaining at 35% CPR thereafter.

                                     Fixed rate mortgage loans: CPR starting at 5% CPR in the first month of the mortgage loan (i.e. loan age) and increasing to 24% CPR in month 12 (an approximate 1.727% increase per month), and remaining at 24% CPR thereafter.

Mortgage Loans:                      The trust will consist of sub-prime, first
                                     and second lien, fixed rate and adjustable rate residential mortgage loans.

Excess Spread:                       The initial weighted average net coupon of
                                     the mortgage pool will be greater than the interest payments on the Principal
                                     Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-off Date:

                                     Initial Gross WAC(1):                                               7.2656%
                                        Less Fees & Expenses(2):                                         0.5100%
                                                                                                 ----------------------
                                     Net WAC(1):                                                         6.7556%
                                        Less Initial Principal Certificate Coupon (Approx.)(3):          4.7636%
                                        Less Initial Net Swap Outflow(3):                                0.4840%
                                                                                                 ----------------------
                                     Initial Excess Spread(1):                                           1.5080%

                                     (1)  This amount will vary on each
                                          Distribution Date based on changes to
                                          the weighted average of the interest
                                          rates on the Mortgage Loans as well as
                                          any changes in day count.

                                     (2)  Assumes a fee of 51 bps.

                                     (3)  Assumes 1-month LIBOR equal to 4.584%,
                                          initial marketing spreads and a 30-day
                                          month. This amount will vary on each
                                          Distribution Date based on changes to
                                          the weighted average of the
                                          pass-through rates on the LIBOR
                                          Certificates as well as any changes in
                                          day count.

Servicer Advancing:                  Yes as to principal and interest, subject
                                     to recoverability. Servicer will not
                                     advance principal on REO properties and is not required to make principal advances with respect to second lien mortgage loans.
                                     Servicer will only make limited servicing advances on defaulted balloon payments.

Compensating Interest:               The Servicer will pay compensating interest
                                     equal to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans for the related Distribution
                                     Date resulting from voluntary Principal
                                     Prepayments in full on the Mortgage Loans during the related Prepayment Period and
                                     (B) one-half the Servicing Fee received for the related Distribution Date.

Optional Clean-up Call:              The transaction has a 10% optional clean-up
                                     call.

Rating Agencies:                     Standard & Poor's Ratings Services, a
                                     division of The McGraw-Hill Companies, Inc.
                                     and Moody's Investors Service, Inc. will rate all of the Offered Certificates.

Minimum Denomination:                $25,000 with regard to the Class A
                                     Certificates and $100,000 with regard to the Class M and the Class B-1 Certificates.

Legal Investment:                    It is anticipated that the Principal
                                     Certificates will not be SMMEA eligible.

ERISA Eligible:                      Underwriter's exemption is expected to
                                     apply to the Offered Certificates. However, in addition, for so long as the swap agreement is in effect, prospective purchasers must be eligible under one or more investor-based exemptions, and prospective purchasers should consult their own counsel.

Tax Treatment:                       Portions of the trust will be treated as
                                     multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                                     The Principal Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

Registration Statement and
Prospectus:                          This term sheet does not contain all
                                     information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

                                     The Depositor has filed a registration
                                     statement (including the prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

                                     The registration statement referred to
                                     above (including the prospectus) is
                                     incorporated in this term sheet by
                                     reference and may be accessed by clicking on the following hyperlink:

                                     http://sec.gov/Archives/edgar/data/807641/
                                     000091412105002050/0000914121-05-002050.txt

Risk Factors:                        PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                     INCLUDED IN THE REGISTRATION STATEMENT FOR
                                     A DESCRIPTION OF INFORMATION THAT SHOULD BE
                                     CONSIDERED IN CONNECTION WITH AN INVESTMENT
                                     IN THE PRINCIPAL CERTIFICATES.

Structure of the Principal Certificates

Description of Principal and Interest Distributions

Principal will be paid as described under the definition of "Principal Distributions on the Certificates". Prior to the Stepdown Date all principal collected or advanced on the Mortgage Loans will be paid to the Principal Certificates as described herein. On or after the Stepdown Date, so long as no Trigger Event is in effect, the Principal Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of One-Month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap as described below. Interest will be paid monthly, on all Fixed Rate Certificates, at a specified rate that will step up after the Optional Clean-up Call date, subject to the WAC Cap. The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act, (or any similar state statute) allocated to such class. Any reductions in the Pass-Through Rate attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate (without regard to the WAC Cap) as described below and will be payable after payment of all required principal payments on such future Distribution Dates.

Definitions

Credit Enhancement. The Principal Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 1.25% overcollateralization (funded upfront) (after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 2.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled balance of the Mortgage Loans as of the Cut-off Date), and
(3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate class certificate balance of the subordinate certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date. The earlier of (A) the date on which the aggregate class certificate balance of the Class A Certificates has been reduced to zero and (B) the later to occur of:

 (x) the Distribution Date occurring in March 2009; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 38.20%.

-------------------------------------------------------------------------------------------------------------------------
          Class                      Initial Credit Enhancement Percentage(1)                Stepdown Date Percentage
-------------------------------------------------------------------------------------------------------------------------
            A                                         19.10%                                          38.20%
-------------------------------------------------------------------------------------------------------------------------
           M-1                                        15.85%                                          31.70%
-------------------------------------------------------------------------------------------------------------------------
           M-2                                        12.80%                                          25.60%
-------------------------------------------------------------------------------------------------------------------------
           M-3                                        11.00%                                          22.00%
-------------------------------------------------------------------------------------------------------------------------
           M-4                                        9.45%                                           18.90%
-------------------------------------------------------------------------------------------------------------------------
           M-5                                        7.95%                                           15.90%
-------------------------------------------------------------------------------------------------------------------------
           M-6                                        6.60%                                           13.20%
-------------------------------------------------------------------------------------------------------------------------
           B-1                                        5.30%                                           10.60%
-------------------------------------------------------------------------------------------------------------------------
           B-2                                        3.90%                                            7.80%
-------------------------------------------------------------------------------------------------------------------------
           B-3                                        3.00%                                            6.00%
-------------------------------------------------------------------------------------------------------------------------
           B-4                                        2.25%                                            4.50%
-------------------------------------------------------------------------------------------------------------------------
           B-5                                        1.25%                                            2.50%
-------------------------------------------------------------------------------------------------------------------------

(1) Includes initial overcollateralization percentage.

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 41.60% of the prior period's senior Credit Enhancement Percentage to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure, all REO property and Mortgage Loans where the related mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

------------------------------------------------------------------------------------------------------------------------------------
                Distribution Dates                             Cumulative Realized Loss Percentage
------------------------------------------------------------------------------------------------------------------------------------
                                                                    1.00% for the first month,
            March 2008 - February 2009             plus an additional 1/12th of 1.00% for each month thereafter
------------------------------------------------------------------------------------------------------------------------------------
                                                                    2.00% for the first month,
            March 2009 - February 2010             plus an additional 1/12th of 1.00% for each month thereafter
------------------------------------------------------------------------------------------------------------------------------------
                                                                    3.00% for the first month,
            March 2010 - February 2011             plus an additional 1/12th of 1.00% for each month thereafter
------------------------------------------------------------------------------------------------------------------------------------
            March 2011 and thereafter                                         4.00%
------------------------------------------------------------------------------------------------------------------------------------

Step-Up Coupons. For the Principal Certificates the coupon will increase after the first Distribution Date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance and the margin for the Class M and Class B-1 Certificates will increase to 1.5 times the margin at issuance. For the Fixed Rate Certificates, the coupon will increase by 0.50%.

Class A-1 Pass-Through Rate. The Class A-1 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-2 Pass-Through Rate. The Class A-2 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-3 Pass-Through Rate. The Class A-3 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Pass-Through Rate. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] % ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] % ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate. The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate. The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate. The Class B-2 Certificates will accrue interest at a fixed rate equal to the lesser of (i) 6.00% (6.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate. The Class B-3 Certificates will accrue interest at a fixed rate equal to the lesser of (i) 6.00% (6.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-4 Pass-Through Rate. The Class B-4 Certificates will accrue interest at a fixed rate equal to the lesser of (i) 6.00% (6.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-5 Pass-Through Rate. The Class B-5 Certificates will accrue interest at a fixed rate equal to the lesser of (i) 6.00% (6.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class R and Class RX Certificates are not entitled to receive any distributions of interest.

WAC Cap. As to any Distribution Date, a per annum rate equal to the product of
(i) (x) with respect to the LIBOR Certificates, 30 divided by the actual number of days in the applicable Interest Accrual Period and (y) with respect to the Fixed Rate Certificates, 1, and (ii) the sum of (A) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate and (B)(1) solely with respect to calculating the WAC Cap for the LIBOR Certificates, the net swap receivable into the trust, if any, less (2) net swap payments out of the trust, if any and certain swap termination payments owed to the Swap Provider, if any, with such amounts in clauses (B)(1) or (B)(2), as applicable, divided by the balance of the Mortgage Loans at the beginning of the related Due Period multiplied by 12.

Basis Risk Carry Forward Amount. As to any Distribution Date, and any class of Principal Certificates, a Basis Risk Carry Forward Amount for each class which will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such class' applicable pass-through rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at such class' applicable pass-through rate (without regard to the WAC Cap). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

Accrued Certificate Interest. For each class of Principal Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date at the related pass-through rate, as reduced by that class' share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes).

Interest Remittance Amount on the Principal Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to any (i) solely with respect to calculating the Interest Remittance Amount for the LIBOR Certificates, the net swap receivable into the trust, and (ii) interest received or advanced on the Mortgage Loans less (x) the Expense Fee, (y) net swap payments out of the trust, and (z) certain swap termination payments owed to the Swap Provider, if any.

Principal Distribution Amount on the Principal Certificates. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee and plus (A) the net swap receivable into the trust, if any (to the extent provided in clause (iii) of "Supplemental Interest Trust" below), and less (B) net swap payments out of the trust, if any) and available for distribution on such Distribution Date, over
(y) the sum of interest payable on the Principal Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Principal Remittance Amount.  On any Distribution Date, the sum of:

(i) all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related servicer remittance date,

(ii) the principal portion of all partial and full prepayments received during the related prepayment period,

(iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

(iv) the principal portion of the repurchase price for any repurchased Mortgage Loans, and that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date,

(v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

(vi) the principal portion of the termination price if the Optional Clean-up Call is exercised.

Net Monthly Excess Cashflow. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all distributions under the headings "Interest Distributions on the Certificates," and "Principal Distributions on the Certificates" below.

Excess Subordinated Amount. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, over (ii) the required overcollateralization for such Distribution Date.

Class A Principal Distribution Amount. An amount equal to the excess of: (x) the aggregate class certificate balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 61.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the class certificate balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 68.30% (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

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Class M-2 Principal Distribution Amount. An amount equal to the excess of: (x)
the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the class certificate balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 74.40% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the class certificate balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 78.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (E) the class certificate balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 81.10% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the class certificate balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 84.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-6 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the class certificate balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 86.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), and (H) the class certificate balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 89.40% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the class certificate balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (I) the class certificate balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 92.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the class certificate balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the class certificate balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (J) the class certificate balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 94.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the class certificate balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the class certificate balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (J) the class certificate balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (K) the class certificate balance of the Class B-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 95.50% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the class certificate balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the class certificate balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (J) the class certificate balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date), (K) the class certificate balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amount on such Distribution Date) and (L) the class certificate balance of the Class B-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 97.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Interest Distributions on the Certificates. On each Distribution Date, distributions from available funds will be allocated as follows:

(i) to the Supplemental Interest Trust, net swap payments and certain swap termination payments owed to the Swap Provider, if any,

(ii) from the Interest Remittance Amount, to the Class A Certificates, pro rata (based on the accrued and unpaid interest distributable to each class of the Class A Certificates), their Accrued Certificate Interest, and any unpaid Accrued Certificate Interest from prior Distribution Dates,

(iii) from any remaining Interest Remittance Amount to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest, and

(iv) from any remaining Interest Remittance Amount to the Class B Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

Principal Distributions on the Certificates.

On each Distribution Date (A) prior to the Stepdown Date or (B) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated in the following order of priority:

(i) to the Class R Certificates, until the class certificate balance thereof has been reduced to zero;

(ii) to the Class A Certificates, sequentially, in ascending numerical order, until the class certificate balances thereof have been reduced to zero;

(iii) to the Class M Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero, and

(iv) to the Class B Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero.

On each Distribution Date (A) on or after the Stepdown Date and (B) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(i) to the Class A Certificates, sequentially, in ascending numerical order, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, until their respective class certificate balances have been reduced to zero,

(ii) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(iii) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(iv) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(v) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vi) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vii) to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(viii) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(ix) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(x) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(xi) to the Class B-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until their class certificate balance has been reduced to zero, and

(xii) to the Class B-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-5 Principal Distribution Amount, until their class certificate balance has been reduced to zero.

Notwithstanding the foregoing, if the Stepdown Date is the date on which the Class Certificate Balance of the Class A Certificates is reduced to zero, any Principal Distribution Amount remaining after distribution thereof to the Class A Certificates will be included as part of the distributions pursuant to clause
(ii) through (xii) above. Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate class certificate balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class CE certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata based on their respective class certificate balances.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be allocated sequentially as follows:

(i) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest amount,

(ii) sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest amount,

(iii) concurrently, to the Class A Certificates, any Basis Risk Carry Forward Amounts for such classes, allocated pro rata by their respective Basis Risk Carry Forward Amounts,

(iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates any Basis Risk Carry Forward Amount for such classes,

(v)    certain swap termination payments to the Supplemental Interest Trust, and

(vi)   to the holders of the Class CE certificates, any remaining amounts.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the net swap payments owed to the Swap Provider for such Distribution Date and the net swap receivable from the Swap Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i) to the Swap Provider, any net swap payments and certain swap termination payment (other than a defaulted swap termination payment) owed for such Distribution Date,

(ii) to the Class A, Class M and Class B-1 certificateholders, to pay interest according to sections (ii), (iii) and (iv) of the "Interest Distributions on the Certificates" section, to the extent unpaid from other available funds,

(iii) to the certificateholders, to pay principal according to the section "Principal Distributions on the Certificates," but only to the extent necessary to cause the overcollateralization to be restored to the current overcollateralization amount (prior to distribution of any amounts due), to the extent unpaid from other available funds,

(iv) to the Class A, Class M and Class B-1 certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section "Allocation of Net Monthly Excess Cashflow", to the extent unpaid,

(v) to the Swap Provider, any defaulted swap termination payment owed for such Distribution Date, and

(vi)   to the holders of the Class CE certificates, any remaining amounts.

Allocation of Realized Losses. If on any Distribution Date, after giving effect to all distributions of principal and allocations of payments from the Supplemental Interest Trust to pay principal as described above, the aggregate class certificate balances of the Principal Certificates exceeds the aggregate scheduled principal balance of the Mortgage Loans for that Distribution Date, the class certificate balance of the applicable Class M or Class B Certificates will be reduced, in inverse order of seniority (beginning with the Class B-5 certificates) by an amount equal to that excess, until that class certificate balance is reduced to zero. This reduction of a class certificate balance for realized losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its class certificate balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the class certificate balance of any class of certificates, amounts are received with respect to any Mortgage Loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the class certificate balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the unpaid realized loss amount for the applicable class of Class M or Class B Certificates for the related Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as liquidation proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

Remaining Prepayment Penalty Term by Product Type(1)


                                           0-12                                     37-48     49-60
                          No Penalty      Months      13-24 Months   25-36 Months   Months    Months       Total
----------------------   ------------   -----------   ------------   ------------   ------   --------   ------------
2 YR ARM                     $735,074    $1,442,388    $17,659,773             $0       $0         $0    $19,837,235
2 YR ARM BALLOON 40/30    $33,880,698    $5,574,136   $172,093,082             $0       $0         $0   $211,547,916
2 YR ARM IO                $6,866,818    $3,625,944    $48,325,913       $379,775       $0         $0    $59,198,450
3 YR ARM                  $50,984,296    $8,518,644     $1,564,437    $83,408,632       $0         $0   $144,476,009
3 YR ARM BALLOON 40/30    $20,318,719    $7,357,311             $0    $41,258,741       $0         $0    $68,934,770
3 YR ARM IO                $8,893,724    $1,488,420       $701,250    $41,963,835       $0         $0    $53,047,230
5 YR ARM                   $1,831,660      $593,921       $343,016     $7,496,383       $0         $0    $10,264,980
5 YR ARM IO                $1,000,720            $0       $142,500     $7,979,148       $0         $0     $9,122,368
FIXED                     $11,583,889    $7,699,903     $5,188,835    $93,354,293       $0   $634,076   $118,460,996
FIXED BALLOON 40/30        $1,021,242      $369,511       $221,726     $7,966,577       $0         $0     $9,579,056
Fixed IO                     $581,200    $1,235,000       $593,750    $19,050,790       $0         $0    $21,460,740
----------------------   ------------   -----------   ------------   ------------   ------   --------   ------------
Total:                   $137,698,040   $37,905,178   $246,834,281   $302,858,174       $0   $634,076   $725,929,750
======================   ============   ===========   ============   ============   ======   ========   ============


                                            0-12                                         37-48       49-60
                          No Penalty       Months       13-24 Months    25-36 Months     Months      Months
----------------------   ------------   -----------     ------------    ------------     ------      ------
2 YR ARM                         0.10%          0.20%           2.43%           0.00%     0.00%       0.00%
2 YR ARM BALLOON 40/30           4.67%          0.77%          23.71%           0.00%     0.00%       0.00%
2 YR ARM IO                      0.95%          0.50%           6.66%           0.05%     0.00%       0.00%
3 YR ARM                         7.02%          1.17%           0.22%          11.49%     0.00%       0.00%
3 YR ARM BALLOON 40/30           2.80%          1.01%           0.00%           5.68%     0.00%       0.00%
3 YR ARM IO                      1.23%          0.21%           0.10%           5.78%     0.00%       0.00%
5 YR ARM                         0.25%          0.08%           0.05%           1.03%     0.00%       0.00%
5 YR ARM IO                      0.14%          0.00%           0.02%           1.10%     0.00%       0.00%
FIXED                            1.60%          1.06%           0.71%          12.86%     0.00%       0.09%
FIXED BALLOON 40/30              0.14%          0.05%           0.03%           1.10%     0.00%       0.00%
Fixed IO                         0.08%          0.17%           0.08%           2.62%     0.00%       0.00%
----------------------    ------------    ----------    ------------    ------------    ------     -------
Total:                          18.97%          5.22%          34.00%          41.72%     0.00%       0.09%
======================    ============    ==========    ============    ============    ======     =======

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.

Breakeven CDR Table for the Subordinate Certificates

      The assumptions for the breakeven CDR table below are as follows:

o The Pricing Prepayment Assumptions (as defined on page 4 above) are applied

o     1-month and 6-month Forward LIBOR curves (as of close on February 16,
      2006) are used

o     40% loss severity

o     There is a 6 month lag in recoveries

o Priced to call with collateral losses calculated through the life of the applicable bond

o     Class M and B-1 Certificates are priced at par

o     Assumes bonds pay on 25th of month

----------------------------------------------------------------------------------------------------------------------
                                            First Dollar of Loss                 LIBOR Flat                  0% Return
----------------------------------------------------------------------------------------------------------------------
Class M-1   CDR (%)                                        27.87                      27.96                      29.20
            Yield (%)                                     5.3752                     4.9927                     0.0099
            WAL (years)                                     3.57                       3.57                       3.45
            Modified Duration (years)                       3.22                       3.22                       3.21
            Principal Window                       Sep09 - Sep09              Sep09 - Sep09              Aug09 - Aug09
            Principal Writedown               $39,006.32 (0.17%)        $388,585.05 (1.65%)     $4,421,601.97 (18.74%)
            Total Collat Loss           $130,463,259.65 (17.97%)   $130,790,729.14 (18.02%)   $134,309,930.88 (18.50%)
----------------------------------------------------------------------------------------------------------------------
Class M-2   CDR (%)                                        21.93                      22.02                      23.09
            Yield (%)                                     5.4172                     5.0012                     0.0194
            WAL (years)                                     3.90                       3.90                       3.76
            Modified Duration (years)                       3.48                       3.49                       3.48
            Principal Window                       Jan10 - Jan10              Jan10 - Jan10              Dec09 - Dec09
            Principal Writedown               $22,731.98 (0.10%)        $416,490.15 (1.88%)     $4,536,888.66 (20.49%)
            Total Collat Loss           $110,826,597.01 (15.27%)   $111,193,544.31 (15.32%)   $114,765,860.48 (15.81%)
----------------------------------------------------------------------------------------------------------------------
Class M-3   CDR (%)                                        18.77                      18.83                      19.46
            Yield (%)                                     5.4570                     4.9851                     0.0788
            WAL (years)                                     4.15                       4.15                       4.02
            Modified Duration (years)                       3.68                       3.68                       3.68
            Principal Window                       Apr10 - Apr10              Apr10 - Apr10              Mar10 - Mar10
            Principal Writedown                $3,816.63 (0.03%)        $285,850.97 (2.19%)     $2,840,565.99 (21.74%)
            Total Collat Loss            $99,453,950.38 (13.70%)    $99,715,755.97 (13.74%)   $101,830,092.53 (14.03%)
----------------------------------------------------------------------------------------------------------------------
Class M-4   CDR (%)                                        16.31                      16.37                      16.84
            Yield (%)                                     5.5524                     4.9973                     0.0937
            WAL (years)                                     4.32                       4.32                       4.25
            Modified Duration (years)                       3.80                       3.81                       3.87
            Principal Window                       Jun10 - Jun10              Jun10 - Jun10              Jun10 - Jun10
            Principal Writedown                $2,430.11 (0.02%)        $300,880.21 (2.67%)     $2,626,844.59 (23.35%)
            Total Collat Loss            $89,526,547.26 (12.33%)    $89,803,196.21 (12.37%)    $91,958,186.31 (12.67%)
----------------------------------------------------------------------------------------------------------------------
Class M-5   CDR (%)                                        14.09                      14.14                      14.59
            Yield (%)                                     5.4926                     5.0081                     0.0442
            WAL (years)                                     4.49                       4.49                       4.39
            Modified Duration (years)                       3.93                       3.93                       3.99
            Principal Window                       Aug10 - Aug10              Aug10 - Aug10              Aug10 - Aug10
            Principal Writedown               $47,225.78 (0.43%)        $309,424.97 (2.84%)     $2,658,271.20 (24.41%)
            Total Collat Loss            $79,978,182.33 (11.02%)    $80,221,161.56 (11.05%)    $82,396,121.01 (11.35%)
----------------------------------------------------------------------------------------------------------------------
Class M-6   CDR (%)                                        12.19                      12.25                      12.64
            Yield (%)                                     5.6318                     4.9844                     0.1259
            WAL (years)                                     4.65                       4.65                       4.53
            Modified Duration (years)                       4.04                       4.05                       4.11
            Principal Window                       Oct10 - Oct10              Oct10 - Oct10              Oct10 - Oct10
            Principal Writedown               $31,420.72 (0.32%)        $359,244.63 (3.67%)     $2,484,313.75 (25.35%)
            Total Collat Loss             $71,350,213.07 (9.83%)     $71,655,927.89 (9.87%)    $73,633,093.13 (10.14%)
----------------------------------------------------------------------------------------------------------------------
Class B-1   CDR (%)                                        10.46                      10.57                      10.93
            Yield (%)                                     6.2070                     4.9437                     0.0261
            WAL (years)                                     4.82                       4.81                       4.61
            Modified Duration (years)                       4.11                       4.12                       4.17
            Principal Window                       Dec10 - Dec10              Dec10 - Dec10              Dec10 - Dec10
            Principal Writedown               $26,474.82 (0.28%)        $659,992.40 (6.99%)     $2,716,866.45 (28.79%)
            Total Collat Loss             $63,038,559.74 (8.68%)     $63,624,683.77 (8.76%)     $65,532,556.91 (9.03%)
----------------------------------------------------------------------------------------------------------------------

Sensitivity Table for the Offered Certificates - To Maturity

      The assumptions for the sensitivity table below are as follows:

o The Pricing Prepayment Assumptions (as defined on page 4 above) are applied

o     1-month and 6-month LIBOR remain static

o     10% Clean Up Call is not exercised

                                    ---------------------------------------------------------------
                                      50% PPA   75% PPA   100% PPA   125% PPA   150% PPA   175% PPA
---------------------------------------------------------------------------------------------------
Class A-1   WAL (years)                  1.72      1.24       1.00       0.83       0.71       0.62
            First Prin Pay (months)         1         1          1          1          1          1
            Last Prin Pay (months)         41        27         22         19         16         14
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class A-2   WAL (years)                  6.60      4.34       3.00       2.08       1.78       1.57
            First Prin Pay (months)        41        27         22         19         16         14
            Last Prin Pay (months)        155       103         75         34         27         24
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class A-3   WAL (years)                 17.45     11.87       8.70       5.90       2.48       2.16
            First Prin Pay (months)       155       103         75         34         27         24
            Last Prin Pay (months)        312       229        172        133         32         28
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class M-1   WAL (years)                  9.24      6.19       5.04       5.35       6.34       5.24
            First Prin Pay (months)        49        39         45         55         59         49
            Last Prin Pay (months)        271       189        139        108        107         88
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class M-2   WAL (years)                  9.22      6.16       4.90       4.73       4.55       3.80
            First Prin Pay (months)        49        38         42         49         48         40
            Last Prin Pay (months)        261       181        133        103         82         68
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class M-3   WAL (years)                  9.18      6.13       4.81       4.44       4.05       3.39
            First Prin Pay (months)        49        38         41         46         44         37
            Last Prin Pay (months)        250       172        126         97         77         64
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class M-4   WAL (years)                  9.15      6.11       4.76       4.29       3.83       3.22
            First Prin Pay (months)        49        37         40         44         41         35
            Last Prin Pay (months)        242       165        121         93         74         61
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class M-5   WAL (years)                  9.11      6.07       4.71       4.18       3.66       3.09
            First Prin Pay (months)        49        37         40         42         39         33
            Last Prin Pay (months)        233       159        116         89         71         59
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class M-6   WAL (years)                  9.06      6.03       4.65       4.07       3.53       2.98
            First Prin Pay (months)        49        37         39         41         38         32
            Last Prin Pay (months)        223       151        111         85         68         56
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class B-1   WAL (years)                  8.98      5.97       4.60       3.98       3.43       2.90
            First Prin Pay (months)        49        37         38         40         36         31
            Last Prin Pay (months)        212       143        105         80         64         53
---------------------------------------------------------------------------------------------------

Sensitivity Table for the Offered Certificates - To Call

      The assumptions for the sensitivity table below are as follows:

o The Pricing Prepayment Assumptions (as defined on page 4 above) are applied

o     1-month and 6-month LIBOR remain static

o     10% Clean Up Call is exercised

                                    ---------------------------------------------------------------
                                      50% PPA   75% PPA   100% PPA   125% PPA   150% PPA   175% PPA
---------------------------------------------------------------------------------------------------
Class A-1   WAL (years)                  1.72      1.24       1.00       0.83       0.71       0.62
            First Prin Pay (months)         1         1          1          1          1          1
            Last Prin Pay (months)         41        27         22         19         16         14
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class A-2   WAL (years)                  6.60      4.34       3.00       2.08       1.78       1.57
            First Prin Pay (months)        41        27         22         19         16         14
            Last Prin Pay (months)        153       101         74         34         27         24
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class A-3   WAL (years)                 12.74      8.40       6.15       4.05       2.48       2.16
            First Prin Pay (months)       153       101         74         34         27         24
            Last Prin Pay (months)        153       101         74         56         32         28
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class M-1   WAL (years)                  8.39      5.57       4.58       4.65       3.74       3.15
            First Prin Pay (months)        49        39         45         55         45         38
            Last Prin Pay (months)        153       101         74         56         45         38
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class M-2   WAL (years)                  8.39      5.56       4.47       4.38       3.74       3.15
            First Prin Pay (months)        49        38         42         49         45         38
            Last Prin Pay (months)        153       101         74         56         45         38
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class M-3   WAL (years)                  8.39      5.56       4.40       4.11       3.73       3.14
            First Prin Pay (months)        49        38         41         46         44         37
            Last Prin Pay (months)        153       101         74         56         45         38
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class M-4   WAL (years)                  8.39      5.56       4.36       3.97       3.58       3.02
            First Prin Pay (months)        49        37         40         44         41         35
            Last Prin Pay (months)        153       101         74         56         45         38
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class M-5   WAL (years)                  8.39      5.55       4.34       3.88       3.43       2.91
            First Prin Pay (months)        49        37         40         42         39         33
            Last Prin Pay (months)        153       101         74         56         45         38
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class M-6   WAL (years)                  8.39      5.55       4.31       3.79       3.32       2.82
            First Prin Pay (months)        49        37         39         41         38         32
            Last Prin Pay (months)        153       101         74         56         45         38
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Class B-1   WAL (years)                  8.39      5.55       4.30       3.73       3.24       2.75
            First Prin Pay (months)        49        37         38         40         36         31
            Last Prin Pay (months)        153       101         74         56         45         38
---------------------------------------------------------------------------------------------------

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) One- and Six-month LIBOR increase in accordance with the LIBOR Forward Curves as of the close on February 16, 2006, (ii) daycount convention of 30/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any distribution date will conform to the corresponding rate set forth for that Distribution Date in the following table.


         Distribution   Excess Spread            Distribution   Excess Spread            Distribution   Excess Spread
Period       Date            (%)        Period       Date            (%)        Period       Date            (%)
------   ------------   -------------   ------   ------------   -------------   ------   ------------   -------------
     1      Mar-06             2.3421       49      Mar-10             4.2923       97      Mar-14             4.1909
     2      Apr-06             1.4986       50      Apr-10             3.9544       98      Apr-14             3.6895
     3      May-06             1.5060       51      May-10             4.0536       99      May-14             3.8710
     4      Jun-06             1.4924       52      Jun-10             3.9365      100      Jun-14             3.7148
     5      Jul-06             1.5021       53      Jul-10             4.0405      101      Jul-14             3.8978
     6      Aug-06             1.4859       54      Aug-10             3.9209      102      Aug-14             3.7430
     7      Sep-06             1.4822       55      Sep-10             3.9133      103      Sep-14             3.7576
     8      Oct-06             1.4964       56      Oct-10             4.0227      104      Oct-14             3.9375
     9      Nov-06             1.4720       57      Nov-10             3.9169      105      Nov-14             3.7892
    10      Dec-06             1.4948       58      Dec-10             4.0434      106      Dec-14             3.9670
    11      Jan-07             1.4641       59      Jan-11             3.9085      107      Jan-15             3.8094
    12      Feb-07             1.4658       60      Feb-11             3.9199      108      Feb-15             3.8353
    13      Mar-07             1.5654       61      Mar-11             4.3741      109      Mar-15             4.3349
    14      Apr-07             1.4641       62      Apr-11             3.8897      110      Apr-15             3.8675
    15      May-07             1.5025       63      May-11             4.0579      111      May-15             4.0459
    16      Jun-07             1.4625       64      Jun-11             3.9072      112      Jun-15             3.9050
    17      Jul-07             1.5061       65      Jul-11             4.0633      113      Jul-15             4.0833
    18      Aug-07             1.4613       66      Aug-11             3.8987      114      Aug-15             3.9447
    19      Sep-07             1.4600       67      Sep-11             3.8930      115      Sep-15             3.9647
    20      Oct-07             1.5127       68      Oct-11             4.0487      116      Oct-15             4.1394
    21      Nov-07             1.4890       69      Nov-11             3.8977      117      Nov-15             4.0081
    22      Dec-07             1.6794       70      Dec-11             4.0653      118      Dec-15             4.1839
    23      Jan-08             2.0518       71      Jan-12             3.8774      119      Jan-16             4.0599
    24      Feb-08             2.0517       72      Feb-12             3.8991      120      Feb-16             4.0843
    25      Mar-08             2.2009       73      Mar-12             4.2171
    26      Apr-08             2.0239       74      Apr-12             3.8905
    27      May-08             2.1359       75      May-12             3.7643
    28      Jun-08             2.1711       76      Jun-12             3.5920
    29      Jul-08             2.6690       77      Jul-12             3.7619
    30      Aug-08             2.5695       78      Aug-12             3.5904
    31      Sep-08             2.5634       79      Sep-12             3.5924
    32      Oct-08             2.6533       80      Oct-12             3.7624
    33      Nov-08             2.8047       81      Nov-12             3.5948
    34      Dec-08             3.1026       82      Dec-12             3.7666
    35      Jan-09             3.3038       83      Jan-13             3.5875
    36      Feb-09             3.2984       84      Feb-13             3.6061
    37      Mar-09             3.5472       85      Mar-13             4.1178
    38      Apr-09             3.2187       86      Apr-13             3.6122
    39      May-09             3.5524       87      May-13             3.7845
    40      Jun-09             3.5895       88      Jun-13             3.6200
    41      Jul-09             3.8176       89      Jul-13             3.7958
    42      Aug-09             3.7128       90      Aug-13             3.6299
    43      Sep-09             3.7065       91      Sep-13             3.6350
    44      Oct-09             3.8046       92      Oct-13             3.8113
    45      Nov-09             3.8318       93      Nov-13             3.6483
    46      Dec-09             4.0341       94      Dec-13             3.8251
    47      Jan-10             3.9657       95      Jan-14             3.6521
    48      Feb-10             3.9778       96      Feb-14             3.6720

WAC Cap. The information in the following table has been prepared in accordance with the following assumptions (i) one- and six-month LIBOR remain constant at 20.00%, (ii) daycount convention of actual/360 is applied and(iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.


         Distribution   WAC Cap            Distribution   WAC Cap
Period       Date         (%)     Period       Date         (%)
------   ------------   -------   ------   ------------   -------
     1      Mar-06      22.0829       49      Mar-10      15.8362
     2      Apr-06      20.5758       50      Apr-10      14.7965
     3      May-06      20.5289       51      May-10      15.2129
     4      Jun-06      20.3288       52      Jun-10      14.9330
     5      Jul-06      20.2413       53      Jul-10      15.2662
     6      Aug-06      19.9920       54      Aug-10      14.8635
     7      Sep-06      19.7872       55      Sep-10      14.7731
     8      Oct-06      19.6323       56      Oct-10      14.9976
     9      Nov-06      19.2988       57      Nov-10      14.7516
    10      Dec-06      19.1048       58      Dec-10      15.0770
    11      Jan-07      18.7371       59      Jan-11      14.7496
    12      Feb-07      18.4553       60      Feb-11      14.6658
    13      Mar-07      18.4696       61      Mar-11      12.0630
    14      Apr-07      17.9031       62      Apr-11      10.8786
    15      May-07      17.7295       63      May-11      11.2376
    16      Jun-07      17.3655       64      Jun-11      10.8726
    17      Jul-07      17.2047       65      Jul-11      11.2183
    18      Aug-07      16.8416       66      Aug-11      10.8387
    19      Sep-07      16.5845       67      Sep-11      10.8209
    20      Oct-07      16.4430       68      Oct-11      11.1635
    21      Nov-07      16.1046       69      Nov-11      10.7992
    22      Dec-07      15.9148       70      Dec-11      11.1556
    23      Jan-08      15.6184       71      Jan-12      10.7791
    24      Feb-08      14.6729       72      Feb-12      10.7610
    25      Mar-08      14.2764       73      Mar-12      11.4837
    26      Apr-08      13.4017       74      Apr-12      10.7249
    27      May-08      13.3607       75      May-12      11.0772
    28      Jun-08      13.0756       76      Jun-12      10.7157
    29      Jul-08      13.4314       77      Jul-12      11.0552
    30      Aug-08      13.0026       78      Aug-12      10.6801
    31      Sep-08      12.8890       79      Sep-12      10.6615
    32      Oct-08      13.2625       80      Oct-12      10.9979
    33      Nov-08      13.4987       81      Nov-12      10.6331
    34      Dec-08      14.1361       82      Dec-12      10.9777
    35      Jan-09      14.6311       83      Jan-13      10.6057
    36      Feb-09      14.5301       84      Feb-13      10.5869
    37      Mar-09      15.1297       85      Mar-13      11.7003
    38      Apr-09      14.2915       86      Apr-13      10.5492
    39      May-09      14.6563       87      May-13      10.8813
    40      Jun-09      14.5467       88      Jun-13      10.5113
    41      Jul-09      15.1988       89      Jul-13      10.8421
    42      Aug-09      14.8237       90      Aug-13      10.4734
    43      Sep-09      14.7133       91      Sep-13      10.4544
    44      Oct-09      14.8732       92      Oct-13      10.7833
    45      Nov-09      14.7360       93      Nov-13      10.4164
    46      Dec-09      15.1082       94      Dec-13      10.7439
    47      Jan-10      15.0942       95      Jan-14      10.3783
    48      Feb-10      14.9918       96      Feb-14      10.3592

               Distribution     Aggregate WAC Cap
Period             Date                (%)
------         ------------     -----------------
  97              Mar-14                11.4480
  98              Apr-14                10.3211
  99              May-14                10.6454
 100              Jun-14                10.2829
 101              Jul-14                10.6059
 102              Aug-14                10.2446
 103              Sep-14                10.2255
 104              Oct-14                10.5466
 105              Nov-14                10.1873
 106              Dec-14                10.5071
 107              Jan-15                10.1490
 108              Feb-15                10.1299
 109              Mar-15                11.1941
 110              Apr-15                10.0917
 111              May-15                10.4084
 112              Jun-15                10.0535
 113              Jul-15                10.3689
 114              Aug-15                10.0154
 115              Sep-15                 9.9964
 116              Oct-15                10.3099
 117              Nov-15                 9.9583
 118              Dec-15                10.2706
 119              Jan-16                 9.9204
 120              Feb-16                 9.9014

Swap Agreement. On the Closing Date, the Trustee will enter into a swap agreement with an initial swap notional amount of $680,922,105. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust shall be obligated to pay an amount equal to a per annum rate of 5.10% (on a 30/360 basis) on the swap notional amount to the Swap Provider and the trust will be entitled to receive an amount equal to a per annum rate of 1-month LIBOR (on a actual/360 basis) on the swap notional amount from the Swap Provider. Only the net amount of the two obligations above will be paid by the appropriate party. The Swap Schedule amortizes at 150% of the Pricing Prepayment Assumption.

                                  Swap Schedule

                             Swap Notional                                Swap Notional
Period   Distribution Date    Amount ($)     Period   Distribution Date    Amount ($)
------   -----------------   -------------   ------   -----------------   -------------
     1        Mar-06           680,922,105       38        Apr-09            87,433,530
     2        Apr-06           669,379,344       39        May-09            82,964,084
     3        May-06           655,691,653       40        Jun-09            78,735,857
     4        Jun-06           639,895,111       41        Jul-09            74,733,774
     5        Jul-06           622,044,826       42        Aug-09            70,945,462
     6        Aug-06           602,215,287       43        Sep-09            67,358,577
     7        Sep-06           580,500,484       44        Oct-09            63,961,983
     8        Oct-06           557,017,525       45        Nov-09            60,745,186
     9        Nov-06           531,912,318       46        Dec-09            57,698,851
    10        Dec-06           506,163,104       47        Jan-10            54,813,073
    11        Jan-07           480,531,943       48        Feb-10            52,079,057
    12        Feb-07           456,103,886       49        Mar-10            49,488,381
    13        Mar-07           432,822,015       50        Apr-10            47,033,208
    14        Apr-07           410,632,120       51        May-10            44,706,145
    15        May-07           389,482,575       52        Jun-10            42,500,213
    16        Jun-07           369,324,207       53        Jul-10            40,408,832
    17        Jul-07           350,110,187       54        Aug-10            38,425,783
    18        Aug-07           331,795,909       55        Sep-10            36,545,200
    19        Sep-07           314,338,891       56        Oct-10            34,761,543
    20        Oct-07           297,675,496       57        Nov-10            33,069,587
    21        Nov-07           281,633,419       58        Dec-10            31,464,193
    22        Dec-07           258,455,957       59        Jan-11            29,936,733
    23        Jan-08           230,407,234       60        Feb-11            28,487,271
    24        Feb-08           192,159,837       61        Mar-11                     0
    25        Mar-08           164,262,470
    26        Apr-08           144,417,027
    27        May-08           134,429,476
    28        Jun-08           124,991,081
    29        Jul-08           116,070,945
    30        Aug-08           107,642,510
    31        Sep-08           101,993,130
    32        Oct-08           101,993,130
    33        Nov-08           101,993,130
    34        Dec-08           101,993,130
    35        Jan-09           101,993,130
    36        Feb-09            97,147,961
    37        Mar-09            92,156,503

                        The Mortgage Loans - Aggregate(1)

Average Scheduled Principal Balance:                               $725,929,750
Number of Mortgage Loans                                                  3,266
Average Scheduled Principal Balance                                    $222,269
Weighted Average Gross Coupon:                                            7.266%
Weighted Average Net Coupon(2):                                           6.762%
Weighted Average Current FICO Score:                                        638
Weighted Average Original LTV Ratio:                                      73.08%
Weighted Average Combined LTV:                                            73.84%
Weighted Average Std. Remaining Term (months):                              355
Weighted Average Seasoning (months):                                          3
Weighted Average Months to Roll(3):                                          28
Weighted Average Gross Margin(3):                                          6.07%
Weighted Average Initial Rate Cap(3):                                      1.50%
Weighted Average Periodic Rate Cap(3):                                     1.50%
Weighted Average Gross Max. Lifetime Rate(3):                             14.23%
Weighted Average DTI%:                                                    41.09%
Weighted Average % of Loans with MI:                                       0.00%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Cut-off Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(3) Represents the weighted average of the adjustable rate mortgage loans in the mortgage pool.


                   Distribution by Current Principal Balance

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                          Number                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
  Current Principal         of      Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
       Balance            Loans      Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
$50,000 & Below              137     $5,156,945        0.71%     10.014%        664     $37,642      93.16%       48.12%      87.16%
$50,001 - $75,000             93      5,530,809        0.76       8.681         648      59,471      72.02        63.68       93.18
$75,001 - $100,000           126     11,257,518        1.55       7.381         628      89,345      59.41        66.84       93.72
$100,001 - $125,000          238     27,031,965        3.72       7.300         627     113,580      66.84        71.75       94.61
$125,001 - $150,000          335     46,344,758        6.38       7.442         626     138,343      71.03        65.45       90.47
$150,001 - $200,000          701    121,882,540       16.79       7.487         617     173,870      72.52        62.98       91.50
$200,001 - $250,000          510    114,749,428       15.81       7.440         625     224,999      74.56        54.81       89.31
$250,001 - $300,000          440    120,956,050       16.66       7.290         631     274,900      74.48        47.29       92.21
$300,001 - $350,000          282     91,231,263       12.57       7.120         642     323,515      75.78        48.81       91.14
$350,001 - $400,000          169     63,518,462        8.75       6.993         647     375,849      75.43        47.45       92.84
$400,001 & Above             235    118,270,012       16.29       6.828         678     503,277      74.82        49.27       89.47
------------------------------------------------------------------------------------------------------------------------------------
Total:                     3,266   $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================

                          Distribution by Current Rate


                                                                                                 Weighted
                                                  Pct. Of     Weighted    Weighted                 Avg.
                                                  Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number    Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Current Rate           of Loans   Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
5.00 - 5.49%                 10     $2,420,102        0.33%      5.339%        690    $242,010      69.50%       85.81%     100.00%
5.50 - 5.99%                182     51,336,303        7.07       5.791         667     282,068      68.81        82.06       96.66
6.00 - 6.49%                412    102,783,238       14.16       6.258         658     249,474      69.69        70.42       95.87
6.50 - 6.99%                711    174,303,159       24.01       6.754         649     245,152      72.80        62.09       94.44
7.00 - 7.49%                522    120,884,713       16.65       7.245         642     231,580      74.81        48.88       91.00
7.50 - 7.99%                577    127,615,095       17.58       7.740         629     221,170      75.72        41.40       88.43
8.00 - 8.49%                300     60,313,176        8.31       8.239         610     201,044      76.42        39.64       84.11
8.50 - 8.99%                265     53,913,114        7.43       8.739         602     203,446      76.43        37.01       83.57
9.00% & Above               287     32,360,849        4.46       9.644         596     112,756      80.83        38.52       84.47
------------------------------------------------------------------------------------------------------------------------------------
Total:                    3,266   $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================


                          Distribution by Credit Score

                                                                                                 Weighted
                                                  Pct. Of     Weighted    Weighted                 Avg.
                                                  Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                        Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
Credit Score            Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
740 & Above                217     $58,383,452        8.04%      6.972%        761    $269,048      79.82%       38.47%      77.12%
720 - 739                  150      38,969,145        5.37       6.978         728     259,794      78.39        37.18       84.06
700 - 719                  186      46,616,751        6.42       7.121         709     250,628      79.69        39.26       82.56
680 - 699                  250      62,972,510        8.67       6.953         689     251,890      78.45        37.56       83.19
660 - 679                  330      70,036,472        9.65       7.056         669     212,232      76.50        51.57       91.99
640 - 659                  402      82,487,680       11.36       7.176         649     205,193      76.54        48.33       90.12
620 - 639                  354      77,724,626       10.71       7.263         630     219,561      74.21        45.81       94.86
600 - 619                  338      69,091,594        9.52       7.193         609     204,413      71.00        63.66       94.61
580 - 599                  285      60,449,733        8.33       7.257         589     212,104      70.69        70.42       96.58
560 - 579                  239      52,811,644        7.28       7.616         569     220,969      67.53        62.56       97.83
540 - 559                  209      43,044,483        5.93       7.579         550     205,954      65.43        74.59       99.68
520 - 539                  161      35,100,861        4.84       7.756         531     218,018      65.75        81.69       98.69
500 - 519                  145      28,240,798        3.89       8.449         509     194,764      68.12        78.58       95.81
------------------------------------------------------------------------------------------------------------------------------------
Total:                   3,266   $ 725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================


                              Distribution by Lien

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
    Lien                 Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
1                         3,102    $718,993,674       99.04%      7.237%        637    $231,784      73.59%       54.26%      91.10%
2                           164       6,936,076        0.96      10.218         683      42,293      99.65        42.02       88.90
------------------------------------------------------------------------------------------------------------------------------------
Total:                    3,266    $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================

                     Distribution by Combined Original LTV

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
    Combined              Number     Principal    Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Original LTV            of Loans    Balance      Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
60.00% & Below               621    $114,296,004      15.74%      6.982%        601    $184,052      50.58%       61.47%      95.67%
60.01 - 70.00%               539     129,235,425      17.80       7.136         601     239,769      65.97        56.89       92.73
70.01 - 80.00%             1,434     354,871,047      48.89       7.199         659     247,469      78.80        47.41       91.92
80.01 - 85.00%               203      48,785,570       6.72       7.537         626     240,323      84.48        67.16       89.13
85.01 - 90.00%               237      56,883,526       7.84       7.804         658     240,015      89.66        61.31       74.83
90.01 - 95.00%                70      13,806,129       1.90       7.869         673     197,230      94.64        68.49       90.36
95.01 - 100.00%              162       8,052,049       1.11       9.841         693      49,704      99.97        48.75       90.44
------------------------------------------------------------------------------------------------------------------------------------
Total:                     3,266    $725,929,750     100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================


                          Distribution by Original LTV

                                                                                                  Weighted
                                                  Pct. Of     Weighted    Weighted                 Avg.
                                                  Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                        Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Original LTV          of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
60.00% & Below             785    $121,232,080       16.70%      7.167%        606    $154,436      53.39%       60.36%      95.28%
60.01 - 70.00%             539     129,235,425       17.80       7.136         601     239,769      65.97        56.89       92.73
70.01 - 80.00%           1,433     354,821,430       48.88       7.198         659     247,607      78.80        47.40       91.92
80.01 - 85.00%             203      48,785,570        6.72       7.537         626     240,323      84.48        67.16       89.13
85.01 - 90.00%             237      56,883,526        7.84       7.804         658     240,015      89.66        61.31       74.83
90.01 - 95.00%              63      13,576,589        1.87       7.822         673     215,501      94.64        69.17       90.20
95.01 - 100.00%              6       1,395,131        0.19       8.106         733     232,522     100.00        80.68      100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                   3,266    $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================


                         Distribution by Documentation

                                                                                                 Weighted
                                                  Pct. Of     Weighted    Weighted                 Avg.
                                                  Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                        Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Documentation         of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
Full Doc                 1,863    $393,054,769       54.15%      7.029%        621    $210,979      73.30%      100.00%      93.97%
Stated Doc               1,370     324,023,540       44.64       7.560         658     236,514      74.51         0.00       87.48
Limited Doc                 33       8,851,441        1.22       6.971         620     268,225      73.27         0.00       94.38
------------------------------------------------------------------------------------------------------------------------------------
Total:                   3,266    $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================


                            Distribution by Purpose

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
    Purpose              Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
Cashout Refi              1,815    $396,906,434       54.68%      7.251%        609    $218,681      68.50%       63.09%      93.29%
Purchase                  1,273     292,490,850       40.29       7.313         676     229,765      80.87        39.93       87.35
Rate/Term Refi              178      36,532,465        5.03       7.039         643     205,239      75.65        70.80       96.89
------------------------------------------------------------------------------------------------------------------------------------
Total:                    3,266    $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================

                           Distribution by Occupancy

                                                                                                 Weighted
                                                  Pct. Of     Weighted    Weighted                 Avg.
                                                  Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                        Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
    Occupancy           of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
Owner Occupied           2,979    $661,171,680       91.08%      7.220%        633    $221,944      73.41%       55.86%     100.00%
Investor                   153      37,090,432        5.11       7.756         685     242,421      77.82        43.43        0.00
Second Home                134      27,667,638        3.81       7.705         686     206,475      78.76        27.43        0.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                   3,266    $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================


                         Distribution by Property Type

                                                                                                 Weighted
                                                  Pct. Of     Weighted    Weighted                 Avg.
                                                  Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                        Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
Property Type           Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
Single Family            2,304    $504,382,934       69.48%      7.242%        633    $218,916      73.22%       55.59%      93.76%
PUD                        468     101,629,660       14.00       7.360         629     217,157      76.25        58.72       90.54
Condo                      291      61,144,443        8.42       7.321         665     210,118      77.61        48.35       83.39
2 Family                   139      37,508,941        5.17       7.206         666     269,848      71.99        39.24       81.39
3-4 Family                  63      21,165,133        2.92       7.313         664     335,954      69.64        40.67       69.02
Townhouse                    1          98,639        0.01       7.650         562      98,639      62.66       100.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                   3,266    $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================


                             Distribution by State

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                        Number of   Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
   State                Loans        Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
CA                         981     $285,722,042       39.36%      6.930%        647    $291,256      72.44%       51.33%      93.05%
FL                         561      100,142,134       13.80       7.581         622     178,506      75.45        53.18       90.11
AZ                         253       47,139,341        6.49       7.439         623     186,322      76.74        59.19       89.91
NY                         138       39,156,849        5.39       7.065         654     283,745      70.97        42.07       97.76
MA                         109       25,293,908        3.48       7.408         629     232,054      66.86        50.13       91.05
IL                         105       21,785,136        3.00       7.618         637     207,477      76.48        56.46       86.59
NV                         103       20,328,131        2.80       7.401         659     197,360      77.78        51.86       78.96
HI                          70       20,293,750        2.80       6.964         693     289,911      74.56        31.75       75.00
NJ                          87       19,062,685        2.63       7.443         613     219,111      63.95        65.68       92.15
TX                         121       16,130,382        2.22       7.740         635     133,309      77.44        62.39       82.22
Other                      738      130,875,393       18.03       7.610         625     177,338      76.66        64.34       92.01
------------------------------------------------------------------------------------------------------------------------------------
Total:                   3,266     $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================

                            Distribution by Zip Code

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                        Number of   Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Zip Code              Loans        Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
92392                       14       $3,248,368        0.45%      6.984%        644    $232,026      75.07%       58.35%      93.01%
90043                        9        3,234,208        0.45       6.734         668     359,356      76.76        30.68       64.61
90044                       11        3,161,264        0.44       7.325         629     287,388      78.21        91.50       77.10
95206                       11        3,016,835        0.42       7.261         616     274,258      76.71        49.72       97.35
90047                        9        2,844,789        0.39       7.018         601     316,088      72.47        77.74       84.99
93552                       10        2,808,120        0.39       7.163         617     280,812      77.98        45.99       81.16
91342                        8        2,532,192        0.35       6.506         641     316,524      66.28        68.97      100.00
96789                        7        2,462,723        0.34       6.267         704     351,818      80.49       100.00      100.00
94533                        7        2,404,663        0.33       6.573         634     343,523      75.10        42.83      100.00
92376                        9        2,400,278        0.33       7.367         624     266,698      77.53        30.20      100.00
Other                    3,171      697,816,309       96.13       7.279         638     220,062      73.77        53.93       91.17
------------------------------------------------------------------------------------------------------------------------------------
Total:                   3,266     $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================


                  Distribution by Remaining Months to Maturity

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
 Remaining                                         Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
 Months To                Number of Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Maturity                Loans      Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
1 - 180                       55     $6,676,726        0.92%      7.304%        625    $121,395      65.91%       53.53%      94.90%
181 - 240                     25      2,825,091        0.39       7.272         633     113,004      61.38        61.37       97.85
241 - 360                  3,186    716,427,933       98.69       7.265         638     224,868      73.96        54.12       91.02
------------------------------------------------------------------------------------------------------------------------------------
Total:                     3,266   $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================


                       Distribution by Amortization Type

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                          Number                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                            of      Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
      Amortization Type   Loans      Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
2 YR ARM                      95    $19,837,235        2.73%      7.817%        619    $208,813      74.21%       26.30%      85.09%
2 YR ARM BALLOON 40/30       832    211,547,916       29.14       7.469         637     254,264      76.76        42.56       89.85
2 YR ARM IO                  196     59,198,450        8.15       6.716         670     302,033      77.98        62.55       94.51
3 YR ARM                     701    144,476,009       19.90       7.238         622     206,100      70.35        57.49       91.34
3 YR ARM BALLOON 40/30       279     68,934,770        9.50       7.409         628     247,078      76.28        58.38       88.79
3 YR ARM IO                  188     53,047,230        7.31       6.576         665     282,166      74.49        72.66       95.74
5 YR ARM                      50     10,264,980        1.41       6.972         659     205,300      70.04        64.26       91.16
5 YR ARM IO                   37      9,122,368        1.26       6.437         682     246,550      66.83        73.73       88.62
Fixed                        759    118,460,996       16.32       7.446         630     156,075      70.54        54.90       90.31
Fixed Balloon 40/30           45      9,579,056        1.32       7.636         625     212,868      70.86        52.79       92.81
Fixed IO                      84     21,460,740        2.96       7.036         671     255,485      71.74        72.25       97.85
------------------------------------------------------------------------------------------------------------------------------------
Total:                     3,266   $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================


                      Distribution by Initial Periodic Cap

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
  Initial                Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
Periodic Cap             Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
1.00%                         7      $1,054,806        0.15%      7.916%        629    $150,687      71.78%       67.83%      83.95%
1.50%                     2,369     574,993,689       79.21       7.229         639     242,716      74.65        53.28       90.96
3.00%                         2         380,463        0.05       8.323         512     190,231      80.19       100.00      100.00
N/A                         888     149,500,792       20.59       7.399         635     168,357      70.73        57.26       91.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                    3,266    $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================

                          Distribution by Periodic Cap

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
Periodic Cap             Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
1.00%                         8      $1,237,841        0.17%      7.966%        612    $154,730      72.26%       72.59%      86.32%
1.50%                     2,370     575,191,117       79.24       7.229         639     242,697      74.65        53.30       90.97
N/A                         888     149,500,792       20.59       7.399         635     168,357      70.73        57.26       91.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                    3,266    $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================


                      Distribution by Months to Rate Reset

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
 Months To               Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
 Rate Reset              Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
13 - 24                   1,123    $290,583,601       40.03%      7.339%        642    $258,757      76.83%       45.52%      90.47%
25 - 36                   1,168     266,458,009       36.71       7.150         632     228,132      72.71        60.74       91.56
49 & Above                   87      19,387,348        2.67       6.721         670     222,843      68.53        68.72       89.96
N/A                         888     149,500,792       20.59       7.399         635     168,357      70.73        57.26       91.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                    3,266    $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================


                       Distribution by Life Maximum Rate

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
Life Maximum Rate        of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
12.00 - 12.49%               11      $2,643,028        0.36%      5.416%        679    $240,275      69.54%       87.00%     100.00%
12.50 - 12.99%              170      48,318,251        6.66       5.786         671     284,225      68.98        82.74       96.84
13.00 - 13.49%              295      75,819,306       10.44       6.249         658     257,015      72.71        75.64       96.56
13.50 - 13.99%              520     135,051,300       18.60       6.749         651     259,714      74.06        59.74       93.91
14.00 - 14.49%              414      98,320,615       13.54       7.256         642     237,489      76.04        46.82       91.59
14.50 - 14.99%              443     102,713,358       14.15       7.744         629     231,859      76.31        39.48       88.48
15.00 - 15.49%              231      49,915,534        6.88       8.244         610     216,085      76.57        36.82       83.03
15.50 - 15.99%              199      44,692,592        6.16       8.737         606     224,586      76.67        32.44       82.26
16.00% & Above               95      18,954,974        2.61       9.402         573     199,526      75.69        40.57       82.75
N/A                         888     149,500,792       20.59       7.399         635     168,357      70.73        57.26       91.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                    3,266    $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================


                             Distribution by Margin

                                                                                                 Weighted
                                                  Pct. Of     Weighted    Weighted                 Avg.
                                                  Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                        Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
     Margin             of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
4.99% & Below                4        $492,374        0.07%      7.263%        679    $123,093      64.51%       22.31%      63.58%
5.00 - 5.49%                54      13,033,856        1.80       7.079         655     241,368      75.32        39.09       92.42
5.50 - 5.99%             1,349     329,315,176       45.36       6.992         641     244,118      75.61        72.18       92.09
6.00 - 6.49%               796     195,759,731       26.97       7.486         647     245,929      74.90        21.40       87.57
6.50 - 6.99%                85      18,993,158        2.62       7.687         581     223,449      65.72        59.39      100.00
7.00 - 7.49%                84      17,730,709        2.44       8.465         554     211,080      63.99        62.33       96.89
7.50 - 7.99%                 5         838,536        0.12       7.635         528     167,707      58.79        37.83      100.00
8.00 - 8.49%                 1         265,417        0.04       7.375         689     265,417      80.00         0.00      100.00
N/A                        888     149,500,792       20.59       7.399         635     168,357      70.73        57.26       91.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                   3,266   $ 725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================

                       Distribution by Interest Only Term

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
  Interest               Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
 Only Term               Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
0                         2,761    $583,100,962       80.32%      7.406%        630    $211,192      73.55%       50.63%      90.10%
24                           37       9,783,529        1.35       6.779         673     264,420      73.88        44.18       93.08
36                           14       3,541,525        0.49       6.179         682     252,966      72.17        81.51       85.35
60                          417     120,381,365       16.58       6.722         667     288,684      75.83        69.67       96.03
84                           37       9,122,368        1.26       6.437         682     246,550      66.83        73.73       88.62
------------------------------------------------------------------------------------------------------------------------------------
Total:                    3,266    $725,929,750      100.00%      7.266%        638    $222,269      73.84%       54.15%      91.08%
====================================================================================================================================

                     The Mortgage Loans - Adjustable Rate(1)

Average Scheduled Principal Balance:                               $576,428,958
Number of Mortgage Loans                                                  2,378
Average Scheduled Principal Balance                                    $242,401
Weighted Average Gross Coupon:                                            7.231%
Weighted Average Net Coupon(2):                                           6.728%
Weighted Average Current FICO Score:                                        638
Weighted Average Original LTV Ratio:                                      74.65%
Weighted Average Combined LTV:                                            74.65%
Weighted Average Std. Remaining Term (months):                              357
Weighted Average Seasoning (months):                                          3
Weighted Average Months to Roll(3):                                          28
Weighted Average Gross Margin(3):                                          6.07%
Weighted Average Initial Rate Cap(3):                                      1.50%
Weighted Average Periodic Rate Cap(3):                                     1.50%
Weighted Average Gross Max. Lifetime Rate(3):                             14.23%
Weighted Average DTI%:                                                    41.43%
Weighted Average % of Loans with MI:                                       0.00%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Cut-off Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(3) Represents the weighted average of the adjustable rate mortgage loans in the mortgage pool.

                   Distribution by Current Principal Balance

                                                                                                 Weighted
                                                  Pct. Of     Weighted    Weighted                 Avg.
                         Number                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
  Current Principal        of      Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
       Balance           Loans      Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
$50,000 & Below               5       $227,953        0.04%      8.097%        560     $45,591      48.06%      100.00%     100.00%
$50,001 - $75,000            13        848,512        0.15       7.662         610      65,270      48.21        84.83       82.93
$75,001 - $100,000           57      5,160,106        0.90       7.267         630      90,528      59.20        72.00       93.44
$100,001 - $125,000         145     16,537,547        2.87       7.187         633     114,052      67.30        74.09       92.44
$125,001 - $150,000         237     32,870,360        5.70       7.412         626     138,694      71.55        63.93       89.85
$150,001 - $200,000         563     98,107,850       17.02       7.509         617     174,259      73.43        62.10       91.26
$200,001 - $250,000         424     95,475,898       16.56       7.464         626     225,179      75.54        52.82       88.87
$250,001 - $300,000         353     97,069,174       16.84       7.284         631     274,983      75.09        47.93       91.39
$300,001 - $350,000         240     77,599,665       13.46       7.132         642     323,332      76.57        47.31       91.31
$350,001 - $400,000         147     55,275,184        9.59       6.991         647     376,022      76.20        47.08       91.77
$400,001 & Above            194     97,256,710       16.87       6.824         678     501,323      75.56        50.29       91.56
------------------------------------------------------------------------------------------------------------------------------------
Total:                    2,378   $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================

                          Distribution by Current Rate

                                                                                                 Weighted
                                                  Pct. Of     Weighted    Weighted                 Avg.
                                                  Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                        Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Current Rate          of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
5.00 - 5.49%                10      $2,420,102        0.42%      5.339%        690    $242,010      69.50%       85.81%     100.00%
5.50 - 5.99%               166      47,659,481        8.27       5.776         672     287,105      69.23        83.02       96.79
6.00 - 6.49%               295      76,114,968       13.20       6.243         658     258,017      72.64        75.35       96.57
6.50 - 6.99%               522     135,340,522       23.48       6.748         650     259,273      74.03        59.83       93.92
7.00 - 7.49%               415      98,329,832       17.06       7.251         642     236,939      76.00        46.82       91.77
7.50 - 7.99%               443     102,618,789       17.80       7.742         629     231,645      76.28        39.42       88.47
8.00 - 8.49%               232      50,143,067        8.70       8.243         610     216,134      76.56        36.77       82.77
8.50 - 8.99%               199      44,692,368        7.75       8.749         605     224,585      76.69        32.92       82.26
9.00% & Above               96      19,109,829        3.32       9.399         573     199,061      75.68        41.05       82.89
------------------------------------------------------------------------------------------------------------------------------------
Total:                   2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================


                          Distribution by Credit Score

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                        Number of   Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
Credit Score            Loans        Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
740 & Above                160      $48,407,953        8.40%      6.892%        761    $302,550      79.16%       34.82%      77.61%
720 - 739                  118       31,907,223        5.54       6.933         728     270,400      79.53        37.71       83.05
700 - 719                  142       38,106,875        6.61       7.081         709     268,358      80.76        39.52       81.90
680 - 699                  180       51,553,267        8.94       6.944         689     286,407      79.57        36.27       83.89
660 - 679                  228       56,462,571        9.80       6.982         669     247,643      76.67        52.82       91.11
640 - 659                  265       62,682,117       10.87       7.074         649     236,536      76.99        46.39       90.71
620 - 639                  264       60,678,815       10.53       7.268         630     229,844      76.12        44.15       94.46
600 - 619                  236       51,058,563        8.86       7.129         609     216,350      71.58        64.91       94.68
580 - 599                  204       46,896,896        8.14       7.261         589     229,887      71.97        68.65       95.81
560 - 579                  176       41,380,509        7.18       7.666         569     235,117      69.11        61.53       99.15
540 - 559                  160       34,627,396        6.01       7.552         550     216,421      66.20        76.34       99.60
520 - 539                  128       29,266,587        5.08       7.744         531     228,645      65.62        80.08       98.43
500 - 519                  117       23,400,185        4.06       8.419         509     200,002      68.54        78.85       96.40
------------------------------------------------------------------------------------------------------------------------------------
Total:                   2,378     $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================


                              Distribution by Lien

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                        Number of   Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
    Lien                Loans        Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
1                        2,378     $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
------------------------------------------------------------------------------------------------------------------------------------
Total:                   2,378     $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================


                     Distribution by Combined Original LTV

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
    Combined             Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Original LTV           of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
60.00% & Below              391     $77,724,680       13.48%      6.980%        597    $198,784      51.28%       64.12%      96.00%
60.01 - 70.00%              393      95,144,908       16.51       7.167         596     242,099      66.13        58.44       93.67
70.01 - 80.00%            1,208     308,151,126       53.46       7.185         659     255,092      78.97        46.04       91.76
80.01 - 85.00%              155      38,887,300        6.75       7.496         629     250,886      84.50        61.92       88.64
85.01 - 90.00%              181      44,749,575        7.76       7.741         655     247,235      89.68        61.71       73.20
90.01 - 95.00%               47      10,901,224        1.89       7.816         672     231,941      94.67        69.57       89.01
95.01 - 100.00%               3         870,146        0.15       7.402         752     290,049     100.00       100.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                    2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================

                          Distribution by Original LTV

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                          Number    Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Original LTV            of Loans   Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
60.00% & Below               391    $77,724,680       13.48%      6.980%        597    $198,784      51.28%       64.12%      96.00%
60.01 - 70.00%               393     95,144,908       16.51       7.167         596     242,099      66.13        58.44       93.67
70.01 - 80.00%             1,208    308,151,126       53.46       7.185         659     255,092      78.97        46.04       91.76
80.01 - 85.00%               155     38,887,300        6.75       7.496         629     250,886      84.50        61.92       88.64
85.01 - 90.00%               181     44,749,575        7.76       7.741         655     247,235      89.68        61.71       73.20
90.01 - 95.00%                47     10,901,224        1.89       7.816         672     231,941      94.67        69.57       89.01
95.01 - 100.00%                3        870,146        0.15       7.402         752     290,049     100.00       100.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                     2,378   $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================


                         Distribution by Documentation

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Documentation          of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
Full Doc                  1,340    $307,456,445       53.34%      6.973%        621    $229,445      73.90%      100.00%      93.88%
Stated Doc                1,009     260,755,098       45.24       7.545         660     258,429      75.56         0.00       87.42
Limited Doc                  29       8,217,416        1.43       6.940         618     283,359      73.51         0.00       93.95
------------------------------------------------------------------------------------------------------------------------------------
Total:                    2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================


                            Distribution by Purpose

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
    Purpose              Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
Cashout Refi              1,278    $296,690,088       51.47%      7.255%        605    $232,152      69.29%       64.12%      93.62%
Purchase                    990     255,110,304       44.26       7.234         676     257,687      80.69        38.87       87.22
Rate/Term Refi              110      24,628,566        4.27       6.910         645     223,896      76.60        73.35       97.54
------------------------------------------------------------------------------------------------------------------------------------
Total:                    2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================


                           Distribution by Occupancy

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
    Occupancy            of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
Owner Occupied            2,163    $524,302,053       90.96%      7.182%        634    $242,396      74.21%       55.05%     100.00%
Investor                    119      28,745,790        4.99       7.811         686     241,561      79.72        45.20        0.00
Second Home                  96      23,381,115        4.06       7.626         689     243,553      78.14        24.95        0.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                    2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================

                         Distribution by Property Type

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
Property Type            Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
Single Family             1,667    $399,166,442       69.25%      7.205%        634    $239,452      74.14%       54.38%      93.83%
PUD                         340      80,040,318       13.89       7.341         629     235,413      76.63        58.46       90.00
Condo                       221      51,055,047        8.86       7.254         665     231,018      77.60        48.35       80.91
2 Family                    105      30,419,521        5.28       7.195         668     289,710      72.78        39.45       80.95
3-4 Family                   45      15,747,631        2.73       7.336         661     349,947      71.48        43.85       74.95
------------------------------------------------------------------------------------------------------------------------------------
Total:                    2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================


                             Distribution by State

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
   State                 Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
CA                          766    $236,828,048       41.09%      6.914%        647    $309,175      73.85%       51.34%      93.44%
FL                          341      66,638,369       11.56       7.630         625     195,420      77.25        49.55       87.01
AZ                          191      38,961,881        6.76       7.431         620     203,989      77.16        59.24       90.14
NY                          103      30,919,304        5.36       6.963         660     300,187      71.13        42.36       97.47
MA                           94      22,670,254        3.93       7.343         631     241,173      66.77        50.91       93.21
IL                           92      19,809,643        3.44       7.619         636     215,322      76.84        55.56       88.87
NV                           77      17,090,042        2.96       7.394         656     221,949      78.66        46.02       76.06
NJ                           73      15,961,122        2.77       7.434         614     218,646      64.75        67.15       90.62
HI                           50      14,418,919        2.50       6.891         689     288,378      75.04        36.09       72.69
MD                           63      13,712,522        2.38       7.636         582     217,659      70.25        73.43       98.44
Other                       528      99,418,853       17.25       7.555         630     188,293      77.72        60.62       90.12
------------------------------------------------------------------------------------------------------------------------------------
Total:                    2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================


                            Distribution by Zip Code

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Zip Code               Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
95206                        11      $3,016,835        0.52%      7.261%        616    $274,258      76.71%       49.72%      97.35%
93552                        10       2,808,120        0.49       7.163         617     280,812      77.98        45.99       81.16
90044                         8       2,665,960        0.46       7.404         635     333,245      82.41       100.00       72.84
90047                         8       2,529,790        0.44       7.101         596     316,224      72.78        74.96       83.12
92392                        11       2,473,573        0.43       6.962         656     224,870      76.13        45.30       90.82
94533                         7       2,404,663        0.42       6.573         634     343,523      75.10        42.83      100.00
91331                         6       2,156,499        0.37       6.808         648     359,416      74.76        32.43      100.00
92376                         8       2,145,878        0.37       7.340         623     268,235      77.24        33.78      100.00
90043                         6       2,089,611        0.36       6.536         666     348,268      80.23        47.49      100.00
92553                         9       2,079,679        0.36       7.307         611     231,075      73.63        46.42       88.76
Other                     2,294     552,058,349       95.77       7.239         639     240,653      74.55        53.36       90.96
------------------------------------------------------------------------------------------------------------------------------------
Total:                    2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================


                  Distribution by Remaining Months to Maturity

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
 Remaining                                         Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
 Months To               Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Maturity               Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
241 - 360                 2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
------------------------------------------------------------------------------------------------------------------------------------
Total:                    2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================

                       Distribution by Amortization Type

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                          Number                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                            of      Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
      Amortization Type   Loans      Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
2 YR ARM                      95    $19,837,235        3.44%      7.817%        619    $208,813      74.21%       26.30%      85.09%
2 YR ARM BALLOON 40/30       832    211,547,916       36.70       7.469         637     254,264      76.76        42.56       89.85
2 YR ARM IO                  196     59,198,450       10.27       6.716         670     302,033      77.98        62.55       94.51
3 YR ARM                     701    144,476,009       25.06       7.238         622     206,100      70.35        57.49       91.34
3 YR ARM BALLOON 40/30       279     68,934,770       11.96       7.409         628     247,078      76.28        58.38       88.79
3 YR ARM IO                  188     53,047,230        9.20       6.576         665     282,166      74.49        72.66       95.74
5 YR ARM                      50     10,264,980        1.78       6.972         659     205,300      70.04        64.26       91.16
5 YR ARM IO                   37      9,122,368        1.58       6.437         682     246,550      66.83        73.73       88.62
------------------------------------------------------------------------------------------------------------------------------------
Total:                     2,378   $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================


                      Distribution by Initial Periodic Cap


                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
  Initial                Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
Periodic Cap             Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
1.00%                         7      $1,054,806        0.18%      7.916%        629    $150,687      71.78%       67.83%      83.95%
1.50%                     2,369     574,993,689       99.75       7.229         639     242,716      74.65        53.28       90.96
3.00%                         2         380,463        0.07       8.323         512     190,231      80.19       100.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                    2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================


                          Distribution by Periodic Cap

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
Periodic Cap             Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
1.00%                         8      $1,237,841        0.21%      7.966%        612    $154,730      72.26%       72.59%      86.32%
1.50%                     2,370     575,191,117       99.79       7.229         639     242,697      74.65        53.30       90.97
------------------------------------------------------------------------------------------------------------------------------------
Total:                    2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================



                      Distribution by Months to Rate Reset

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
 Months To               Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
 Rate Reset              Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
13 - 24                   1,123    $290,583,601       50.41%      7.339%        642    $258,757      76.83%       45.52%      90.47%
25 - 36                   1,168     266,458,009       46.23       7.150         632     228,132      72.71        60.74       91.56
49 & Above                   87      19,387,348        3.36       6.721         670     222,843      68.53        68.72       89.96
------------------------------------------------------------------------------------------------------------------------------------
Total:                    2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================

                       Distribution by Life Maximum Rate

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                          Number    Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
Life Maximum Rate         of Loans   Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
12.00 - 12.49%                11     $2,643,028        0.46%      5.416%        679    $240,275      69.54%       87.00%     100.00%
12.50 - 12.99%               170     48,318,251        8.38       5.786         671     284,225      68.98        82.74       96.84
13.00 - 13.49%               295     75,819,306       13.15       6.249         658     257,015      72.71        75.64       96.56
13.50 - 13.99%               520    135,051,300       23.43       6.749         651     259,714      74.06        59.74       93.91
14.00 - 14.49%               414     98,320,615       17.06       7.256         642     237,489      76.04        46.82       91.59
14.50 - 14.99%               443    102,713,358       17.82       7.744         629     231,859      76.31        39.48       88.48
15.00 - 15.49%               231     49,915,534        8.66       8.244         610     216,085      76.57        36.82       83.03
15.50 - 15.99%               199     44,692,592        7.75       8.737         606     224,586      76.67        32.44       82.26
16.00% & Above                95     18,954,974        3.29       9.402         573     199,526      75.69        40.57       82.75
------------------------------------------------------------------------------------------------------------------------------------
Total:                     2,378   $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================


                             Distribution by Margin

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
     Margin              of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
4.99% & Below                 4        $492,374        0.09%      7.263%        679    $123,093      64.51%       22.31%      63.58%
5.00 - 5.49%                 54      13,033,856        2.26       7.079         655     241,368      75.32        39.09       92.42
5.50 - 5.99%              1,349     329,315,176       57.13       6.992         641     244,118      75.61        72.18       92.09
6.00 - 6.49%                796     195,759,731       33.96       7.486         647     245,929      74.90        21.40       87.57
6.50 - 6.99%                 85      18,993,158        3.29       7.687         581     223,449      65.72        59.39      100.00
7.00 - 7.49%                 84      17,730,709        3.08       8.465         554     211,080      63.99        62.33       96.89
7.50 - 7.99%                  5         838,536        0.15       7.635         528     167,707      58.79        37.83      100.00
8.00 - 8.49%                  1         265,417        0.05       7.375         689     265,417      80.00         0.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                    2,378    $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================


                       Distribution by Interest Only Term

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
  Interest              Number of   Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
 Only Term              Loans        Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
0                        1,957     $455,060,910       78.94%      7.390%        630    $232,530      74.39%       49.48%      89.98%
24                          37        9,783,529        1.70       6.779         673     264,420      73.88        44.18       93.08
36                          14        3,541,525        0.61       6.179         682     252,966      72.17        81.51       85.35
60                         333       98,920,626       17.16       6.654         667     297,059      76.72        69.11       95.64
84                          37        9,122,368        1.58       6.437         682     246,550      66.83        73.73       88.62
------------------------------------------------------------------------------------------------------------------------------------
Total:                   2,378     $576,428,958      100.00%      7.231%        638    $242,401      74.65%       53.34%      90.96%
====================================================================================================================================

                       The Mortgage Loans - Fixed Rate(1)

Average Scheduled Principal Balance:                               $149,500,792
Number of Mortgage Loans                                                    888
Average Scheduled Principal Balance                                    $168,357
Weighted Average Gross Coupon:                                            7.399%
Weighted Average Net Coupon(2):                                           6.896%
Weighted Average Current FICO Score:                                        635
Weighted Average Original LTV Ratio:                                      67.03%
Weighted Average Combined LTV:                                            70.73%
Weighted Average Std. Remaining Term (months):                              346
Weighted Average Seasoning (months):                                          3
Weighted Average DTI%:                                                    39.77%
Weighted Average % of Loans with MI:                                       0.00%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Cut-off Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.


                   Distribution by Current Principal Balance

                                                                                                 Weighted
                                                  Pct. Of     Weighted    Weighted                 Avg.
                         Number                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
  Current Principal        of      Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
       Balance           Loans      Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
$50,000 & Below             132     $4,928,992        3.30%     10.103%        668     $37,341      95.24%       45.72%      86.57%
$50,001 - $75,000            80      4,682,297        3.13       8.865         654      58,529      76.34        59.85       95.04
$75,001 - $100,000           69      6,097,412        4.08       7.478         626      88,368      59.59        62.47       93.95
$100,001 - $125,000          93     10,494,418        7.02       7.479         616     112,843      66.12        68.05       98.04
$125,001 - $150,000          98     13,474,398        9.01       7.515         625     137,494      69.75        69.16       91.98
$150,001 - $200,000         138     23,774,691       15.90       7.397         616     172,280      68.79        66.62       92.46
$200,001 - $250,000          86     19,273,529       12.89       7.320         619     224,111      69.69        64.63       91.51
$250,001 - $300,000          87     23,886,876       15.98       7.315         631     274,562      72.04        44.68       95.54
$300,001 - $350,000          42     13,631,598        9.12       7.058         639     324,562      71.32        57.38       90.21
$350,001 - $400,000          22      8,243,278        5.51       7.005         648     374,694      70.24        49.95      100.00
$400,001 & Above             41     21,013,302       14.06       6.848         676     512,520      71.37        44.56       79.77
------------------------------------------------------------------------------------------------------------------------------------
Total:                      888   $149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================

                          Distribution by Current Rate

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Current Rate           of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
5.50 - 5.99%                 16      $3,676,822        2.46%      5.979%        611    $229,801      63.46%       69.57%      94.92%
6.00 - 6.49%                117      26,668,271       17.84       6.303         660     227,934      61.28        56.37       93.86
6.50 - 6.99%                189      38,962,637       26.06       6.774         643     206,152      68.52        69.94       96.24
7.00 - 7.49%                107      22,554,881       15.09       7.217         638     210,793      69.59        57.86       87.68
7.50 - 7.99%                134      24,996,306       16.72       7.732         628     186,540      73.39        49.51       88.25
8.00 - 8.49%                 68      10,170,109        6.80       8.214         613     149,560      75.71        53.79       90.76
8.50 - 8.99%                 66       9,220,746        6.17       8.688         588     139,708      75.17        56.82       89.92
9.00% & Above               191      13,251,020        8.86       9.997         630      69,377      88.26        34.87       86.75
------------------------------------------------------------------------------------------------------------------------------------
Total:                      888    $149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================

                          Distribution by Credit Score

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
Credit Score             Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
740 & Above                  57      $9,975,498        6.67%      7.361%        764    $175,009      83.03%       56.15%      74.71%
720 - 739                    32       7,061,922        4.72       7.180         728     220,685      73.25        34.78       88.62
700 - 719                    44       8,509,876        5.69       7.304         708     193,406      74.88        38.09       85.50
680 - 699                    70      11,419,243        7.64       6.991         688     163,132      73.41        43.41       80.06
660 - 679                   102      13,573,901        9.08       7.368         669     133,077      75.80        46.35       95.66
640 - 659                   137      19,805,563       13.25       7.501         649     144,566      75.12        54.48       88.25
620 - 639                    90      17,045,811       11.40       7.245         630     189,398      67.44        51.71       96.28
600 - 619                   102      18,033,031       12.06       7.372         610     176,794      69.34        60.12       94.43
580 - 599                    81      13,552,838        9.07       7.240         589     167,319      66.27        76.58       99.27
560 - 579                    63      11,431,136        7.65       7.433         569     181,447      61.83        66.28       93.04
540 - 559                    49       8,417,086        5.63       7.691         550     171,777      62.26        67.37      100.00
520 - 539                    33       5,834,274        3.90       7.818         531     176,796      66.43        89.77      100.00
500 - 519                    28       4,840,613        3.24       8.592         511     172,879      66.08        77.30       92.92
------------------------------------------------------------------------------------------------------------------------------------
Total:                      888   $ 149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================


                              Distribution by Lien

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
    Lien                 Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
1                           724    $142,564,716       95.36%      7.262%        633    $196,913      69.32%       58.00%      91.68%
2                           164       6,936,076        4.64      10.218         683      42,293      99.65        42.02       88.90
------------------------------------------------------------------------------------------------------------------------------------
Total:                      888    $149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================


                     Distribution by Combined Original LTV

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
   Combined              Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
 Original LTV            of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
60.00% & Below              230     $36,571,324       24.46%      6.987%        611    $159,006      49.11%       55.86%      94.95%
60.01 - 70.00%              146      34,090,517       22.80       7.049         615     233,497      65.52        52.57       90.10
70.01 - 80.00%              226      46,719,922       31.25       7.287         656     206,725      77.69        56.46       92.94
80.01 - 85.00%               48       9,898,269        6.62       7.695         615     206,214      84.40        87.73       91.06
85.01 - 90.00%               56      12,133,950        8.12       8.034         668     216,678      89.60        59.84       80.83
90.01 - 95.00%               23       2,904,905        1.94       8.067         675     126,300      94.53        64.44       95.44
95.01 - 100.00%             159       7,181,904        4.80      10.136         685      45,169      99.96        42.54       89.28
------------------------------------------------------------------------------------------------------------------------------------
Total:                      888    $149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================


                          Distribution by Original LTV

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Original LTV           of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
60.00% & Below              394     $43,507,400       29.10%      7.502%        622    $110,425      57.17%       53.65%      93.99%
60.01 - 70.00%              146      34,090,517       22.80       7.049         615     233,497      65.52        52.57       90.10
70.01 - 80.00%              225      46,670,305       31.22       7.284         656     207,424      77.68        56.41       92.93
80.01 - 85.00%               48       9,898,269        6.62       7.695         615     206,214      84.40        87.73       91.06
85.01 - 90.00%               56      12,133,950        8.12       8.034         668     216,678      89.60        59.84       80.83
90.01 - 95.00%               16       2,675,365        1.79       7.846         675     167,210      94.49        67.54       95.05
95.01 - 100.00%               3         524,985        0.35       9.272         702     174,995     100.00        48.66      100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                      888    $149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================

                         Distribution by Documentation

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Documentation          of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
Full Doc                    523     $85,598,324       57.26%      7.232%        623    $163,668      71.15%      100.00%      94.31%
Stated Doc                  361      63,268,443       42.32       7.625         651     175,259      70.17         0.00       87.74
Limited Doc                   4         634,025        0.42       7.381         656     158,506      70.12         0.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                      888    $149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================


                            Distribution by Purpose

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
    Purpose              Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
Cashout Refi                537    $100,216,346       67.03%      7.240%        619    $186,623      66.16%       60.04%      92.33%
Purchase                    283      37,380,547       25.00       7.856         677     132,087      82.05        47.16       88.20
Rate/Term Refi               68      11,903,899        7.96       7.306         639     175,057      73.68        65.52       95.54
------------------------------------------------------------------------------------------------------------------------------------
Total:                      888    $149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================


                           Distribution by Occupancy

                                                                                                 Weighted
                                                  Pct. Of     Weighted    Weighted                 Avg.
                                                  Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                        Number     Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
    Occupancy           of Loans    Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
Owner Occupied             816    $136,869,627       91.55%      7.366%        632    $167,732      70.34%       58.98%     100.00%
Investor                    34       8,344,641        5.58       7.566         682     245,431      71.27        37.37        0.00
Second Home                 38       4,286,524        2.87       8.141         669     112,803      82.17        40.96        0.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                     888    $149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================


                         Distribution by Property Type

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
Property Type            Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
Single Family               637    $105,216,492       70.38%      7.385%        630    $165,175      69.71%       60.17%      93.53%
PUD                         128      21,589,342       14.44       7.432         631     168,667      74.83        59.69       92.54
Condo                        70      10,089,396        6.75       7.660         666     144,134      77.66        48.35       95.94
2 Family                     34       7,089,421        4.74       7.253         653     208,512      68.58        38.37       83.24
3-4 Family                   18       5,417,503        3.62       7.247         670     300,972      64.27        31.43       51.81
Townhouse                     1          98,639        0.07       7.650         562      98,639      62.66       100.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                      888    $149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================

                             Distribution by State

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
   State                 Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
CA                          215     $48,893,994       32.70%      7.007%        645    $227,414      65.63%       51.30%      91.18%
FL                          220      33,503,765       22.41       7.483         614     152,290      71.87        60.39       96.27
NY                           35       8,237,545        5.51       7.449         633     235,358      70.39        40.96       98.86
AZ                           62       8,177,460        5.47       7.476         635     131,895      74.70        58.98       88.80
TX                           65       6,941,093        4.64       7.742         632     106,786      75.25        60.46       89.63
HI                           20       5,874,831        3.93       7.145         704     293,742      73.39        21.09       80.68
NV                           26       3,238,089        2.17       7.441         677     124,542      73.10        82.70       94.25
NJ                           14       3,101,563        2.07       7.492         610     221,540      59.80        58.15      100.00
VA                           11       2,813,054        1.88       7.341         660     255,732      80.14        88.50      100.00
MA                           15       2,623,653        1.75       7.970         615     174,910      67.60        43.38       72.36
Other                       205      26,095,746       17.46       7.884         629     127,296      76.18        71.05       87.38
------------------------------------------------------------------------------------------------------------------------------------
Total:                      888    $149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================


                            Distribution by Zip Code

                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                         Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Zip Code               Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
93065                         3      $1,304,093        0.87%      6.521%        712    $434,698      76.34%       63.86%     100.00%
90003                         5       1,231,279        0.82       7.438         590     246,256      67.81       100.00       40.89
90043                         3       1,144,597        0.77       7.097         671     381,532      70.42         0.00        0.00
94588                         1         998,353        0.67       6.990         621     998,353      61.73       100.00      100.00
90262                         3         859,287        0.57       7.183         641     286,429      66.10        58.17      100.00
90201                         2         842,384        0.56       6.883         649     421,192      61.56         0.00      100.00
96744                         1         842,029        0.56       7.175         722     842,029      72.34         0.00      100.00
32828                         3         831,823        0.56       8.102         575     277,274      73.39        35.13      100.00
91342                         3         826,649        0.55       6.732         571     275,550      60.12        64.47      100.00
33018                         4         805,874        0.54       6.963         617     201,468      68.87        57.05      100.00
Other                       860     139,814,426       93.52       7.420         635     162,575      70.90        57.76       92.30
------------------------------------------------------------------------------------------------------------------------------------
Total:                      888    $149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================


                  Distribution by Remaining Months to Maturity


                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
 Remaining                                         Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
 Months To                Number of  Principal    Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Maturity                Loans       Balance      Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
1 - 180                       55      $6,676,726       4.47%      7.304%        625    $121,395      65.91%       53.53%      94.90%
181 - 240                     25       2,825,091       1.89       7.272         633     113,004      61.38        61.37       97.85
241 - 360                    808     139,998,975      93.64       7.406         636     173,266      71.15        57.35       91.26
------------------------------------------------------------------------------------------------------------------------------------
Total:                       888    $149,500,792     100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================


                       Distribution by Amortization Type


                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                          Number                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
                            of      Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
Amortization Type         Loans      Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
Fixed                        759   $118,460,996       79.24%      7.446%        630    $156,075      70.54%       54.90%      90.31%
Fixed Balloon 40/30           45      9,579,056        6.41       7.636         625     212,868      70.86        52.79       92.81
Fixed IO                      84     21,460,740       14.35       7.036         671     255,485      71.74        72.25       97.85
------------------------------------------------------------------------------------------------------------------------------------
Total:                       888   $149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================

                       Distribution by Interest Only Term


                                                                                                  Weighted
                                                   Pct. Of     Weighted    Weighted                 Avg.
                                                   Pool By       Avg.        Avg.       Avg.      Combined                   Pct.
   Interest              Number of  Principal     Principal     Gross      Current    Principal   Original    Pct. Full     Owner
  Only Term              Loans       Balance       Balance      Coupon       FICO      Balance      LTV          Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
0                           804    $128,040,052       85.65%      7.460%        629    $159,254      70.56%       54.74%      90.50%
60                           84      21,460,740       14.35       7.036         671     255,485      71.74        72.25       97.85
------------------------------------------------------------------------------------------------------------------------------------
Total:                      888    $149,500,792      100.00%      7.399%        635    $168,357      70.73%       57.26%      91.55%
====================================================================================================================================

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